[PERIOD-TYPE]  12-MOS

 SCHEDULE  14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)

 Filed by the Registrant [x]

 Filed by a Party other than the Registrant [ ]

 Check the appropriate box:

 [ ]  Preliminary Proxy Statement

 [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

 [X]  Definitive Proxy Statement

 [ ]  Definitive Additional Materials

 [ ]  Soliciting Material Pursuant to (section) 240.14a-11(c) or
 (section) 240.14a-12

 FIRST MID-ILLINOIS BANCSHARES, INC.
 (Name of Registrant as Specified In Its Charter)

 Mr. William S. Rowland, Chief Financial Officer of the Registrant (Name of Person(s) Filing Proxy Statement)

 Payment of Filing Fee (Check the appropriate box):

 [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
 or Item 22(a)(2) of Schedule 14A.

 [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:


      2) Aggregate number of securities to which transaction applies:


      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:


      4) Proposed maximum aggregate value of transaction:


      5) Total fee paid:


 [ ]  Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:


      2) Form, Schedule or Registration Statement No.:


      3) Filing Party:


      4) Date Filed:

 April 12, 1996


 Dear Fellow Stockholder:

      On behalf of the Board of Directors and management of First Mid-Illinois Bancshares, Inc., I cordially invite you to attend the Annual Meeting of Stockholders of First Mid-Illinois Bancshares, Inc. to be held at 11:00 a.m. on May 15, 1996, at the Ramada Inn located at 300 Broadway Avenue, Mattoon, Illinois. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement discuss the business to be conducted at the meeting. We have also enclosed a copy of the Company's 1995 Annual Report to Stockholders. At the meeting we shall report on Company operations and the outlook for the year ahead.

      Your Board of Directors has nominated two persons to serve as Class I directors. Both of the nominees are incumbent directors. The Board also recommends that you approve the adoption of a deferred compensation plan, as set forth in the accompanying Proxy Statement. In addition, the Company's management has selected and recommends that you ratify the selection of KPMG Peat Marwick LLP to continue as the Company's independent public accountants for the year ending December 31, 1996.

      We recommend that you vote your shares for the director nominees and in favor of the proposals.

      I encourage you to attend the meeting in person. Whether or not you plan to attend, however, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will ensure that your shares are represented at the meeting.

      If you have any questions concerning these matters, please do not hesitate to contact me at (217) 234-7454. We look forward with pleasure to seeing and visiting with you at the meeting.

 Very truly yours,

 FIRST MID-ILLINOIS BANCSHARES, INC.



 Daniel E. Marvin, Jr.
 Chairman

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 15, 1996

 FIRST MID-ILLINOIS BANCSHARES, INC.
 1515 Charleston Avenue
 P.O. Box 499
 Mattoon, Illinois  61938
 (217) 234-7454



 To the stockholders of FIRST MID-ILLINOIS BANCSHARES, INC.

      The Annual Meeting of the Stockholders of First Mid-Illinois Bancshares, Inc., a Delaware corporation (the "Company"), will be held at the RAMADA INN, 300 Broadway Avenue, East in Rooms A, B and C, Mattoon, Illinois, on Wednesday, May 15, 1996, at 11:00 a.m., local time, for the following purposes:

      1.  to elect two Class I directors for a term of three years.

      2. to approve the adoption of the First Mid-Illinois Bancshares, Inc. Deferred Compensation Plan.

      3. to approve the appointment of KPMG Peat Marwick LLP as independent public accountants for the Company for the fiscal year ending
 December 31, 1996.

      4. to transact such other business as may properly be brought before the meeting and any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on April 1, 1996, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.


 By order of the Board of Directors



 Daniel E. Marvin, Jr.
 Chairman


 Mattoon, Illinois
 April 12, 1996

 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Mid-Illinois Bancshares, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at the Ramada Inn, 300 Broadway Avenue, East in Rooms A, B and C, Mattoon, Illinois, on Wednesday, May 15, 1996, at 11:00 a.m., local time, and at any adjournments or postponements thereof.

      The Board of Directors would like to have all stockholders represented at the meeting. If you do not expect to be present, please sign and mail your proxy card in the enclosed self-addressed, stamped envelope. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the meeting.

      The mailing address of the Company*s principal executive offices is 1515 Charleston Avenue, P.O. Box 499, Mattoon, Illinois 61938. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 12, 1996. The 1995 Annual Report of the Company, which includes consolidated financial statements of the Company, is enclosed.

      The Company is a diversified financial services company which serves the financial needs of east central Illinois. It is the parent company of First Mid-Illinois Bank & Trust, N.A. (the "Bank"), a regional banking entity which has locations in Mattoon, Altamont, Effingham, Charleston, Sullivan, Tuscola, Arcola and Neoga, Illinois. The Company is also the holding company for Heartland Savings Bank, an Illinois savings bank located in Mattoon and Urbana, Illinois ("Heartland"). Mid-Illinois Data Services, Inc., a data processing company ("MIDS"), is a wholly owned nonbanking subsidiary of the Company. The Bank, Heartland and MIDS are sometimes referred to as the "Subsidiaries."

      Only holders of record of the Company*s Common Stock, par value $4.00 per share (the "Common Stock"), at the close of business on April 1, 1996 will be entitled to vote at the annual meeting or any adjournments or postponements of such meeting. On April 1, 1996, the Company had 898,268 shares of Common Stock, and 620 shares of Preferred Stock, no par value (the "Preferred Stock"), issued and outstanding. In the election of directors, and for all other matters to be voted upon at the annual meeting, each issued and outstanding share of Common Stock is entitled to one vote. Holders of the Preferred Stock are not entitled to vote their Preferred Stock at the annual meeting. All shares of Common Stock represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted at the meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and for adoption of the proposals set forth in this Proxy Statement.

      A majority of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. Directors shall be elected by a plurality of the votes present in person or represented by proxy. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter shall be required to constitute stockholder approval. Abstentions will be treated as votes against a proposal and broker non-votes will have no effect on the vote.

 ELECTION OF DIRECTORS

      At the Annual Meeting of the Stockholders to be held on May 15, 1996, the stockholders will be entitled to elect two (2) Class I directors for a term expiring in 1999. The directors of the Company are divided into three classes having staggered terms of three years. Both of the nominees for election as Class I directors are incumbent directors. The Company has no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting. Set forth below is information, as of April 1, 1996, concerning the nominees for election and for the other persons whose terms of office will continue after the meeting, including age, year first elected a director of the Company and business experience during the previous five years of each. The two nominees, if elected at the annual meeting, will serve as Class I directors for three year terms expiring in 1999.

 Nominees
                                      Director                Position with the Company and the Subsidiaries
 Name (Age)                           Since                   and Occupation for the Last Five Years
 CLASS I
 (Term Expires 1999)
 Kenneth R. Diepholz                  1990                    Director of the Bank (since 1984) and of the Company;
                                                              President,
 (Age 57)                                                     Diepholz Chevrolet, Oldsmobile, Cadillac and Geo and
                                                              Owner, D-Co
                                                              Coin Laundry and Diepholz Rentals.
 Gary W. Melvin                       1990                    Director of the Bank (since 1984) and of the Company;
                                                              Director of
 (Age 46)                                                     MIDS (since 1987); Co-Owner, Rural King Stores.

 Continuing Directors
                                      Director                Position with the Company and the Subsidiaries
 Name (Age)                           Since                   and Occupation for the Last Five Years
 CLASS II
 (Term Expires 1997)
 Richard Anthony Lumpkin              1982                    Director of the Bank (since 1966) and of the Company;
                                                              Chairman of
 (Age 61)                                                     the Board of Consolidated Communications Inc.,
                                                              Director CIPSCO
                                                              Incorporated (since 1995).
 William G. Roley                     1985                    Director of the Bank (since 1992) and of the Company;
                                                              retired,
 (Age 66)                                                     former owner of Roley Real Estate.
 William S. Rowland                   1991                    Chief Financial Officer, Secretary (since 1991),
                                                              Treasurer
 (Age 49)                                                     (since 1989) and Director of the Company; Director of
                                                              MIDS
                                                              (since 1989); and of Heartland (since 1992); Executive
                                                              Vice
                                                              President of the Bank (since 1989).
 CLASS III
 (Term Expires 1998)
 Charles A. Adams                     1984                    Director of the Bank (since 1989), of MIDS (since
                                                              1987) and of the
 (Age 54)                                                     Company; Vice President, Howell Asphalt Company and
                                                              President,
                                                              Howell Paving Inc.
 Daniel E. Marvin, Jr.                1982                    Chairman, President, Chief Executive Officer and
                                                              Director of the
 (Age 57)                                                     Company; Director (since 1980), Chairman, President
                                                              and Chief
                                                              Executive Officer (since 1983) of the Bank; Director
                                                              of MIDS
                                                              (1987-1992); Director, Chairman (since 1992) and
                                                              President
                                                              (since 1994) of Heartland.
 Ray Anthony Sparks                   1994                    Director of the Company; Director of Heartland (since
                                                              1992);
 (Age 39)                                                     President of Elasco Agency Sales, Inc. and Electrical
                                                              Laboratories and Sales Corporation.

      All of the Company*s directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified, and all executive officers hold office for a term of one year. There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of the Company*s directors or executive officers have been selected for their respective positions.

      Directors of the Company received a $1,500 quarterly retainer for serving on the Board of Directors in 1995, except Mr. Rowland, who is not separately compensated for his service on the board. Additionally, the Bank provides a pension to certain Bank directors who have served for a minimum of ten years and have attained the age of 65 or older and who were not serving as an officer of the Bank upon retirement. The pension is equal to 75% of the regular directors' meeting fees paid to current directors, based upon fourteen regular meetings in each fiscal year.

 Board Committees and Meetings

      The Board of Directors of the Company has established an audit committee and a compensation committee. These committees are composed entirely of outside directors. The Board has also created other company-wide committees composed of officers of the Company and the Subsidiaries.

      Members of the audit committee are Messrs. Adams, Diepholz, Lumpkin, Melvin, Roley and Sparks. The audit committee reports to the Board of Directors and has the responsibility to review and approve internal control procedures, accounting practices and reporting activities of the Subsidiaries. The committee also has the responsibility for establishing and maintaining communications between the Board and the independent auditors and regulatory agencies. The audit committee reviews with the independent auditors the scope of their examinations, with particular emphasis on the areas to which either the audit committee or the auditors believe special attention should be directed. It also reviews the examination reports of regulatory agencies and reports to the full Board regarding matters discussed therein. Finally, it oversees the establishment and maintenance of effective controls over the business operations of the Subsidiaries. The Audit Committee met four times in 1995.

      The members of the compensation committee are Messrs. Adams, Diepholz, Lumpkin, Melvin, Roley and Sparks. The compensation committee reports to the Board of Directors and has responsibility for all matters related to compensation of executive officers of the Company, including review and approval of base salaries, conducting a review of salaries of executive officers compared to other financial services holding companies in the region, fringe benefits, including modification of the retirement plan, and incentive compensation. The compensation committee met four times in 1995.

      A total of ten regularly scheduled and special meetings were held by the Board of Directors of the Company during 1995. During 1995, all directors attended at least 75 percent of the meetings of the Board and the committees on which they served.

 Transactions With Management

      Directors and officers of the Company and the Subsidiaries and their associates, were customers of and had transactions with the Company and the Subsidiaries during 1995. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time or comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

 EXECUTIVE COMPENSATION

      The following table shows the compensation earned for the last three fiscal years by the Chief Executive Officer and those executive officers of the Company and the Subsidiaries whose 1995 salary and bonus exceeded $100,000:

         SUMMARY COMPENSATION TABLE                                    Annual Compensation
         (a)                                     (b)                (c)             (d)             (e)
 Name and Principal Position                 Fiscal Year
                                             Ended                                               All Other
                                             December 31st       Salary($)(1)     Bonus($)       Compensation($)
 Daniel E. Marvin, Jr., President and         1995                 $ 164,000          $ 48,163     $ 26,001 (2)
 Chief Executive Officer                      1994                   160,255            35,040       23,048 (2)
                                              1993                   150,255            33,862       24,328 (2)
 William S. Rowland, Chief Financial          1995                 $ 101,000          $ 21,651     $ 11,940 (3)
 Officer                                      1994                    96,000            13,590       11,971 (3)
                                              1993                    85,000            12,844       10,947 (3)
 Dan R. Cunningham, Vice President            1995                 $  93,000          $ 13,857     $  6,411 (4)
                                              1994                    90,000            11,970        6,582 (4)
                                              1993                    80,000            11,000        5,429 (4)
 Stanley E. Gilliland, Vice President         1995                 $  86,000          $ 15,738     $  6,103 (4)
                                              1994                    82,260            12,636        5,477 (4)
                                              1993                    75,000            11,231        4,819 (4)

<F1>
 (1)    Includes deferred amounts.
<F2>
 (2) Represents the Company's contributions to its retirement plan and the premium payments for an insurance policy purchased to fund a supplemental retirement and death benefit for Mr. Marvin. These amounts were $12,720 and $13,281 for 1995, $10,874 and $12,174 for 1994 and $11,047 and $13,281 for
 1993, respectively.

<F3>
 (3) Represents the Company's contributions to its retirement plan and the premium payments for an insurance policy purchased to fund a supplemental retirement and death benefit for Mr. Rowland. These amounts were $6,060 and $5,880 for 1995, $6,091 and $5,800 for 1994 and $5,067 and $5,800 for 1993,
 respectively.
<F4>
 (4)    Represents the Company's contributions to its retirement plan.

      The Compensation Committee has furnished the following report on executive compensation. The incorporation by reference of this Proxy Statement into any document filed with the Securities and Exchange Commission by the Company shall not be deemed to include such report unless the report is specifically stated to be incorporated by reference into such document.

 Compensation Committee Report

      As members of the Compensation Committee, it is our duty to evaluate the performance of management, review total management compensation levels and consider management succession and other related matters. The Committee reviews and approves in detail all aspects of compensation for the nine highest paid officers within the Company and uses state, regional and national salary studies to ascertain existing market conditions for personnel. No member of the Committee is a former or current officer or employee of the Company or any of the Subsidiaries.

      The compensation philosophy of the Company is that a portion of the annual compensation of each officer relates to and must be contingent upon the performance of the Company, as well as the individual contribution of each officer. As a result, a portion of each executive officer's annual compensation is based upon the officer's performance, the performance of the operating unit for which the officer has primary responsibility and the performance of the Company as a whole. In 1993, the formulas for measuring performance and awarding bonuses were refined and improved so as to more objectively link financial and individual performance with bonus amounts.

      During 1995, the Company's earnings improved and its market share increased significantly. Additionally, various other improvements were made in the Company's operating and administrative functions. Accordingly, Messrs. Marvin, Rowland, Cunningham and Gilliland were awarded incentive bonuses of $48,163, $21,651, $13,857 and $15,738, respectively. The relationships between the base salaries and incentive compensation of Messrs. Marvin, Rowland and Cunningham for 1995, 1994 and 1993 were as follows:

                                   Incentive compensation as a % of Base Salary
                                 1995                   1994                  1993
 Mr. Marvin                       29%                    22%                   23%
 Mr. Rowland                      21%                    15%                   15%
 Mr. Cunningham                   15%                    13%                   14%
 Mr. Gilliland                    18%                    15%                   15%

 Submitted by the Compensation Committee Members

 Charles A. Adams
 Kenneth R. Diepholz
 Richard A. Lumpkin
 Gary W. Melvin
 William G. Roley
 Ray Anthony Sparks

      The incorporation by reference of this Proxy Statement into any document filed with the Securities and Exchange Commission by the Company shall not be deemed to include the following performance graph and related information unless the graph and related information are specifically stated to be incorporated by reference into such document.

 Performance Graph

      The line graph below compares the cumulative total stockholder return on a $100 investment in the Company's Common Stock to the cumulative total return of the S & P 500 Index and the Nasdaq Bank Stock Index for the period December 31, 1990 through December 31, 1995. The S&P 500 Index and the Nasdaq Bank Stock Index were calculated at the Company's request by Research Data Group, San Francisco, California.

 CUMULATIVE TOTAL RETURN *

                                 12/31/90      12/31/91     12/31/92     12/31/93     12/31/94     12/31/95
 First Mid-Illinois                $100          $100         $153         $200         $206         $272
 Bancshares, Inc.
 Nasdaq Bank Stocks                $100          $164         $239         $272         $271         $404
 S&P 500                           $100          $130         $140         $155         $157         $215

<F1>
 * Total return assumes reinvestment of dividends


 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information regarding the Company*s Common Stock beneficially owned on April 1, 1996 with respect to all persons known to the Company to be the beneficial owner of more than five percent of the Company Common Stock, each director and nominee, each executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group.

 Name of Individual and                                                Amount and Nature of                  Percent
 Number of Persons in Group                                        Beneficial Ownership (1)                 of Class
 5% Stockholders
 Margaret Lumpkin Keon                                                          65,418  (2)                     7.2%
 16 Miller Avenue, Suite 203
 Mill Valley, California 94941
 Mary Lumpkin Sparks                                                            91,687  (3)                    10.1%
 2438 Campbell Road, N.W.
 Alburquerque, New Mexico 87104
 Directors
 Charles A. Adams                                                               55,758  (4)                     5.9%
 Kenneth R. Diepholz                                                            15,481  (5)                     1.7%
 Richard Anthony Lumpkin                                                       187,365  (6)                    20.2%
 Daniel E. Marvin, Jr.                                                          11,357  (7)                     1.3%
 Gary W. Melvin                                                                 38,912  (8)                     4.2%
 William G. Roley                                                               16,773  (9)                     1.8%
 William S. Rowland                                                              3,246 (10)                        *
 Ray Anthony Sparks                                                              5,483 (11)                        *
 Other Named Executive Officers
 Dan R. Cunningham                                                               1,879 (12)                        *
 Stanley E. Gilliland                                                            2,177 (13)                        *
 All directors and executive officers
 as a group (11 persons)                                                       338,535 (14)                    33.8%

<F1>
 *    Less than one percent.
<F2>
 (1) The information contained in this column is based upon information furnished to the Company by the persons named above and the members of the designated group. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership.
<F3>
 (2) The above amount includes 10,105 shares obtainable through the conversion of Preferred Stock held by Ms. Keon, 550 shares held directly by Ms. Keon and 54,763 shares held under the Margaret L. Keon Trust, established under Article 5 of the Mary G. Lumpkin Trust dated January 31, 1984, of which trust Ms. Keon is trustee and beneficiary.

<F4>
 (3) The above amount includes 10,105 shares obtainable through the conversion of Preferred Stock and 54,763 shares held under the Mary L. Sparks Trust, established under Article 5 of the Mary G. Lumpkin Trust dated January 31, 1984, with respect to which shares Mrs. Sparks has no voting or investment power. The shares held by this trust are also included in the number of shares reported as beneficially owned by Mr. Richard A. Lumpkin in this table. The above amount also includes 571 shares held directly by Mrs. Sparks and 26,248 shares held in trust for the benefit of Richard Anthony Lumpkin's adult children for which Mrs. Sparks serves as trustee and of which shares Mrs. Sparks disclaims beneficial ownership.
<F5>
 (4) The above amount includes 40,420 shares obtainable through the conversion of Preferred Stock held by Mr. Adams. Also includes 3,022 shares held by a corporation and over which Mr. Adams has shared voting and investment power and 987 shares held by Mr. Adams' spouse, over which shares Mr. Adams has no voting or investment power.
<F6>
 (5) The above amount includes 7,074 shares obtainable through the conversion of Preferred Stock held by Mr. Diepholz.
<F7>
 (6) The above amount includes 20,210 shares obtainable through the conversion of Preferred Stock held by Mr. Lumpkin and by the Richard A. Lumpkin Trust, of which Mr. Lumpkin is trustee, 20,899 shares held directly by Mr. Lumpkin and 4,706 shares held by The Lumpkin Foundation, of which Mr. Lumpkin serves as a director. The above amount also includes 54,763 shares held under the Richard
 A. Lumpkin Trust, and further includes 10,105 shares obtainable through the conversion of Preferred Stock and 54,763 shares held under the Mary Lee Sparks Trust, of which Mr. Lumpkin is trustee. Each such trust has been established under Article 5 of the Mary G. Lumpkin Trust dated January 31, 1984. The above amount also includes 21,919 shares held by Consolidated Communications Inc., of which Mr. Lumpkin is Chairman of the Board, director and Chief Executive Officer and of which shares beneficial ownership is disclaimed. The above amount does not include 30,951 shares held by the adult children of Mr. Lumpkin and 26,248 shares held in trust for the benefit of Mr. Lumpkin*s adult children of which trust Mr. Lumpkin is not a trustee and of which shares beneficial ownership is also disclaimed.
<F8>
 (7) The above amount includes 2,425 shares obtainable through the conversion of Preferred Stock held by Mr. Marvin. The above amount also includes 1,495 shares held by Mr. Marvin's spouse, over which shares Mr. Marvin has no voting or investment power and of which Mr. Marvin disclaims beneficial ownership.
<F9>
 (8) The above amount includes 20,210 shares obtainable through the conversion of Preferred Stock held by Mr. Melvin.
<F10>
 (9) The above amount includes 2,021 shares obtainable through the conversion of Preferred Stock held by Mr. Roley. The above amount also includes 2,021 shares obtainable through the conversion of Preferred Stock and 5,559 shares held in a trust for which Mr. Roley's spouse serves as trustee and over which shares Mr. Roley has no voting or investment power.
<F11>
 (10) The above amount includes 2,425 shares obtainable through the conversion of Preferred Stock held by Mr. Rowland.
<F12>
 (11) The above amount includes 1,496 shares held by Mr. Sparks' children and over which Mr. Sparks' shares voting and investment power.

<F13>
 (12) The above amount includes 1,213 shares obtainable through the conversion of Preferred Stock held by Mr. Cunningham.
<F14>
 (13) The above amount includes 1,011 shares obtainable through the conversion of Preferred Stock held by Mr. Gilliland.
<F15>
 (14) Includes an aggregate of 104,509 shares obtainable through the conversion of Preferred Stock.

      As of March 11, 1996, the Bank acted as sole or co-fiduciary with respect to trusts and other fiduciary accounts which own or hold 48,418 shares or 5.39% of the outstanding Common Stock of the Company over which the Bank has sole or shared voting power and/or sole or shared investment power. Of such shares, the Bank has sole voting and investment power with respect to 42,368 shares, or 4.72%, of the outstanding Common Stock, and has shared voting and investment power with respect to 6,050 shares, or 0.67%, of the outstanding Common Stock.

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company*s directors, executive officers and persons who own more than 10% of the Company*s Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company*s review of the copies of such forms, the Company is not aware that any of its directors and executive officers or 10% stockholders failed to comply with the filing requirements of
 Section 16(a) during the period commencing January 1, 1995 through December 31, 1995.


 PROPOSAL TO ADOPT THE DEFERRED COMPENSATION PLAN

      The Board of Directors has adopted, subject to stockholder approval, the First Mid-Illinois Bancshares, Inc. Deferred Compensation Plan (the "Plan"), to permit directors, advisory directors and key officers of the Company and its Subsidiaries to elect to defer a portion of the fees and cash compensation payable by the Company and its Subsidiaries on account of service as a director or employee. The Plan is intended as a means of maximizing the effectiveness and flexibility of the compensation arrangements to directors and a select group of management and highly compensated employees of the Company and its Subsidiaries, and as an aid in attracting and retaining individuals of outstanding abilities and specialized skills, thereby advancing the interests of the Company and its stockholders.

      The Company has maintained a deferred compensation plan for its directors since June 1984. Under the former deferred compensation plan, as amended from time to time, amounts deferred by directors were invested into a master certificate of deposit account at the Bank. In November 1995, the Board of Directors approved the Plan, which is an amended version of the former deferred compensation plan. The Plan, as adopted in November 1995, expands the categories of individuals eligible to defer compensation to include advisory directors and key officers, and provides that amounts deferred under the Plan will generally be invested into shares of the Company's Common Stock, as more fully described below. The Plan is intended to replace the former deferred compensation plan, and is subject to the approval of the Company's stockholders.

      The Plan is administered by the Deferred Compensation Plan Committee (the "Deferred Compensation Committee"). The Plan provides that all directors and advisory directors of the Company and its Subsidiaries are eligible to participate in the Plan, and provides that the Deferred Compensation Committee, in its sole discretion, may select additional eligible employees of the Company and its Subsidiaries to participate in the Plan. The Plan authorizes directors and advisory directors to defer the receipt of all of their director fees and provides that such amounts may be invested into either shares of Common Stock or into a master certificate of deposit account held at the Bank. Key employees selected to participate in the Plan may defer the receipt of up to 15% of their base salary and up to 100% of their incentive compensation, subject to certain restrictions. Base salary and incentive compensation deferred by key employees will be invested into Common Stock.

      The Plan authorizes participants to purchase, in the aggregate, up to 100,000 shares of Common Stock, which shares may be purchased for use under the Plan in the open market or may be issued directly by the Company. In the event that the number of outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares of capital stock or other securities by reason of a reorganization, merger, consolidation, recapitalization, stock dividend, split-up or stock right distribution or other similar modification, the Plan provides that the Board of Directors shall make an equitable adjustment in the number and kind of shares covered by the Plan. The price at which shares will be deemed purchased under the Plan shall be the actual purchase price for shares purchased in the open market and shall be determined by the Board of Directors in accordance with the Company's Dividend Reinvestment Plan with respect to shares issued directly by the Company. The Company will not receive any of the amounts used to purchase shares on the open market, but will receive the full purchase price of shares issued directly by the Company under the Plan. In lieu of actual purchases, the Plan also permits amounts deferred under the Plan and not directed into the certificate of deposit account to be deemed to be invested in shares of Common Stock without actual purchases of such shares being effectuated. In the case of deemed investments in Common Stock, amounts deferred will accrue appreciation in amounts equivalent to the appreciation which would have accrued had actual purchases been made under the Plan, and will be credited to each participant's account on a quarterly basis.

      Subject to certain hardship provisions, no shares of Common Stock or other amounts in a participant's account may be distributed until the March 15th following the date such participant terminates service with the Company and its Subsidiaries. At the discretion of the Board of Directors, amounts to be distributed under the Plan will be paid in one lump sum or in five annual payments. Shares of Common Stock purchased under the Plan will only be distributed to a participant upon delivery to the Company of such representations and warranties as the Company deems necessary or advisable with respect to the investment intent of the participant as required by the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Company is not required to deliver shares purchased under the Plan prior to: (a) such shares becoming listed for trading on any stock exchange on which the Common Stock may then be listed, if any; and (b) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Deferred Compensation Committee shall determine to be necessary or advisable. The Company presently intends to maintain an effective registration statement with respect to the sale of shares to Plan participants, but is not required to maintain such registration under the provisions of the Plan.

      The Plan is intended to comply with Rule 16b-3 ("Rule 16b-3") under the Exchange Act so that purchases of shares under the Plan will be exempt from the short-swing profit prohibitions set forth in Section 16(b) of the Exchange Act. Subject to certain limitations, including those currently applicable pursuant to Rule 16b-3, the Company's Board of Directors may amend the Plan from time to time. Under Rule 16b-3, as presently in effect, stockholder approval is required for any amendment to the Plan which would increase materially the number of shares issuable under the Plan, increase materially the benefits which may be provided under the Plan or modify materially the eligibility requirements for participation in the Plan. In addition, no amendment may impair the existing rights of any individual under the Plan, unless the individual consents to such amendment.

      The Plan is also intended to be administered as a nonqualified deferred compensation plan for a select group of management or highly compensated employees. Assuming that the Plan is administered in such manner, amounts deferred and earnings accrued under the Plan are not recognized in the respective participant's federal taxable income until such contributions or earnings are actually distributed or withdrawn from the Plan. The Company will not be entitled to a compensation expense deduction for amounts deferred under the Plan and will be required to pay income tax on all earnings on amounts held in the Plan which accrue under the Plan while such amounts remain in the Plan. Upon distribution or withdrawal of any such amounts, the respective participant will be subject to income tax on such amounts and the Company will receive a compensation expense deduction in the amount of the withdrawal or distribution.

      The information regarding federal tax laws contained in the foregoing is only a brief summary of the applicable federal income tax laws and should not be relied upon as being a complete statement. Further, income tax laws may change after the date of this proxy statement.

      The Board of Directors unanimously recommends that the stockholders vote FOR the proposal to amend the Deferred Compensation Plan.


 RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      Stockholders will be asked to approve the appointment of KPMG Peat Marwick LLP as the Company*s independent public accountants for the year ending December 31, 1996. A proposal will be presented at the annual meeting to ratify the appointment of KPMG Peat Marwick. If the appointment of KPMG Peat Marwick is not ratified, the matter of the appointment of independent public accountants will be considered by the Board of Directors. Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

      The Board of Directors unanimously recommends a vote FOR ratification of this appointment.


 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

      For inclusion in the Company's Proxy Statement and form of proxy relating to the 1996 Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before December 12, 1996 and must otherwise comply with the Company's bylaws.

 GENERAL

      Your proxy is solicited by the Board of Directors and the cost of solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company or the Subsidiaries, acting on the Company*s behalf, may solicit proxies by telephone, telegraph or personal interview. The Company will, at its expense, upon the receipt of a request from brokers and other custodians, nominees and fiduciaries, forward proxy soliciting material to the beneficial owners of shares held of record by such persons.


 OTHER BUSINESS

      It is not anticipated that any action will be asked of the stockholders other than that set forth above, but if other matters properly are brought before the meeting, the persons named in the proxy will vote in accordance with their best judgment.


 FAILURE TO INDICATE CHOICE

      If any stockholder fails to indicate a choice in items (1) (2) or (3) on the proxy card, the shares of such stockholder shall be voted (FOR) in each instance.


 REPORT ON FORM 10-K

      THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON REPRESENTING THAT HE OR SHE WAS A BENEFICIAL OWNER OF THE COMPANY*S COMMON STOCK AS OF THE RECORD DATE FOR THE MEETING, UPON WRITTEN REQUEST, A COPY OF THE COMPANY*S ANNUAL REPORT ON FORM 10-K. SUCH WRITTEN REQUEST SHOULD BE SENT TO MR. WILLIAM S. ROWLAND, FIRST MID-ILLINOIS BANCSHARES, INC., 1515 CHARLESTON AVENUE, P.O. BOX 499, MATTOON, ILLINOIS 61938.

 By order of the Board of Directors




 Daniel E. Marvin, Jr.
 Chairman
 Mattoon, Illinois
 April 12, 1996

 ALL STOCKHOLDERS ARE URGED TO SIGN AND MAIL THEIR PROXIES PROMPTLY

 [side 1 of proxy card]

 PROXY                 FIRST MID-ILLINOIS BANCSHARES, INC.               PROXY
                  Proxy is Solicited By the Board of Directors
            For the Annual Meeting of Stockholders -- May 15, 1996

      The undersigned hereby appoints Ronald Batterham, Dan R. Cunningham and Stanley E. Gilliland, or any of them acting in the absence of the others, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Stockholders of First Mid-Illinois Bancshares, Inc., to be held at the Ramada Inn, 300 Broadway Avenue, East in Rooms A B and C, Mattoon, Illinois 61938, on Wednesday, May 15, 1996, at 11:00 a.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting:

 (square)   Check here for address change.
     New Address:



 (square)  Check here if you plan to attend the meeting.

 (Continued and to be signed on reverse side.)

 [side 2 of proxy card]

 FIRST MID-ILLINOIS BANCSHARES, INC.
 PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

 1.  Election of Directors
     Kenneth R. Diepholz and Gary W. Melvin

 2. To approve the adoption of the First Mid-Illinois Bancshares, Inc. Deferred Compensation Plan

 3. To ratify the selection of KPMG Peat Marwick LLP as auditors for the Company for 1996.

 The Board of Directors recommends a vote FOR all proposals.


 THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.


 Dated:                      , 1996

 Signature(s)



 NOTE: Please sign exactly as your name(s) appears. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.